Exhibit 3.1

ARTICLES OF AMENDMENT
OF THE ARTICLES OF INCORPORATION
OF
COMPUCREDIT HOLDINGS CORPORATION

    The Articles of Amendment of the Articles of Incorporation of CompuCredit Holdings Corporation are as follows:

ARTICLE I

    The name of the Corporation is CompuCredit Holdings Corporation, and its control number is 09034855.

ARTICLE II

    Article I of the Articles of Incorporation is hereby amended and restated as follows:

    The name of the corporation is Atlanticus Holdings Corporation (the “Corporation”).

ARTICLE III

    Article III(a) of the Articles of Incorporation is hereby amended and restated as follows:

(a) Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue shall be (i) 150,000,000 shares of no par value common stock (the “Common Stock”) and (ii) 10,000,000 shares of no par value preferred stock (the “Preferred Stock”). The preferences, limitations and relative rights in respect of the shares of each class of stock shall be as hereinafter provided. Authorized shares of the Corporation that have been acquired by the Corporation shall become treasury shares and may be resold or otherwise disposed of by the Corporation for such consideration as shall be determined by the Board of Directors, unless or until the Board of Directors shall by resolution provide that any or all treasury shares so acquired shall constitute authorized, but unissued shares.

ARTICLE IV

    The foregoing amendments were adopted on October 12, 2012 by a sufficient vote of the Board of Directors of the Corporation without shareholder action as shareholder action was not required.

ARTICLE V

    The undersigned does hereby verify that a notice to publish the filing of these Articles of Amendment along with the publication fee of $40.00 has been forwarded to the official organ of the county of the Corporation’s registered office as required by O.C.G.A. §14-2-1006.1.

ARTICLE VI

    The effective date of the foregoing amendment shall be November 30, 2012.

[Signature on following page]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 28th day of November, 2012.

COMPUCREDIT HOLDINGS CORPORATION

By: /s/J.Paul Whitehead, III
Name: J.Paul Whitehead, III
Title: Chief Financial Officer